Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-276248 and 333-296829 on Form S-3 and Registration Statement Nos. 333-281484 and 333-297159 on Form S-8 of Chiron Real Estate, Inc. of our report dated August 17, 2026, relating to the statement of assets acquired and liabilities assumed of The Riviera Alexandria appearing in this current report of Chiron Real Estate, Inc. on Form 8-K/A dated August 17, 2026.

/s/ Deloitte & Touche LLP

McLean, Virginia

August 17, 2026